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                                                                    EXHIBIT 3.13

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 10/11/1991
                                                     691284010 - 2276062

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PLIERS INTERNATIONAL INC.
                              (A CLOSE CORPORATION)

      FIRST. The name of this corporation shall be:

                           PLIERS INTERNATIONAL INC.

      SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the city of Wilmington, County of New Castle, and its registered agent at such address is Corporate Agents, Inc.

      THIRD. The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for corporations under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

      One Thousand Five Hundred (1500) shares without par value

      FIFTH. The name and mailing address of the incorporator is as follows:

                           Lisa G. Mulligan
                           Corporate Agents, Inc.
                           1013 Centre Road
                           Wilmington, Delaware 19805

      SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH. All of the corporation's issued stock, exclusive of treasury shares, shall be held of record by not more than thirty persons.

      EIGHTH. All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

      NINTH. The corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate this eleventh day of October, A.D. 1991.

                                                /s/ Lisa G. Mulligan
                                                --------------------------------
                                                      Lisa G. Mulligan
                                                        Incorporator

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     STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 07/22/1999
   991303118 - 2276062

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                     *****

      PLIERS INTERNATIONAL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      The present registered agent of the corporation is CORPORATE AGENTS, INC. and the present registered office of the corporation is in the county of NEW CASTLE.

      The Board of Directors of PLIERS INTERNATIONAL INC. adopted the following resolution on the 21st day of July, 1999.

      Resolved, that the registered office of PLIERS INTERNATIONAL INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, PLIERS INTERNATIONAL INC. has caused this statement to be signed by Hugh C. O'Donnell, its Secretary, this 21st day of July, 1999.

                                             /s/ Hugh C. O'Donnell
                                             ---------------------------------
                                             Signature
                                             Hugh C. O'Donnell
                                             Secretary